Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the ImmunityBio, Inc. 2015 Equity Incentive Plan, as amended, of our report dated March 19, 2024, with respect to the consolidated financial statements of ImmunityBio, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2023, filed with the Securities and Exchange Commission.
/s/ Ernst & Young LLP
Los Angeles, California
June 20, 2024